Exhibit 24

POWER OF ATTORNEY

We, the undersigned directors and officers of Peapack-Gladstone Financial Corporation, hereby severally constitute and lawfully appoint Frank A. Kissel and Arthur F. Birmingham, and each of them singly, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, in our names in the capacities indicated below, the Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of Peapack-Gladstone Financial Corporation and any and all amendments thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank A. Kissel	Chairman of the Board, Chief Executive Officer and Director	March 13, 2009
Frank A. Kissel

/s/ Arthur F. Birmingham	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 13, 2009
Arthur F. Birmingham

/s/ Anthony J. Consi II	Director	March 13, 2009
Anthony J. Consi II

/s/ Pamela Hill	Director	March 13, 2009
Pamela Hill

/s/ John D. Kissel	Director	March 13, 2009
John D. Kissel

/s/ James R. Lamb	Director	March 13, 2009
James R. Lamb

/s/ Edward A. Merton	Director	March 13, 2009
Edward A. Merton

/s/ F. Duffield Meyercord	Director	March 13, 2009
F. Duffield Meyercord

/s/ John R. Mulcahy	Director	March 13, 2009
John R. Mulcahy

/s/ Robert M. Rogers	Director, President and Chief Operating Officer	March 13, 2009
Robert M. Rogers

/s/ Philip W. Smith III	Director	March 13, 2009
Philip W. Smith III

/s/ Craig C. Spengeman	Director, President of PGB Trust and Investments	March 13, 2009
Craig C. Spengeman

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